 EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

(UNAUDITED)

                                               Nine Months Ended                                        Fiscal Year Ended
                                         ----------------------------        -----------------------------------------------------------------------
                                          November 1,   November 2,          February 1,   February 2,    February 3,   January 29,   January 30
                                             2003          2002                  2003           2002          2001*         2000          1999
                                         ----------------------------        -----------------------------------------------------------------------

Consolidated pretax income (loss)            $ (65,367)     $ 93,246             $ 204,261      $ 120,963     $ 183,533     $ 283,949     $ 219,084
Fixed charges (less capitalized
interest)                                      154,355       158,341               212,479        216,605       249,671       274,586       219,341
                                         ----------------------------        -----------------------------------------------------------------------
EARNINGS                                      $ 88,988     $ 251,587             $ 416,740      $ 337,568     $ 433,204     $ 558,535     $ 438,425
                                         ============================        =======================================================================

Interest                                     $ 140,127     $ 143,294             $ 189,779      $ 192,344     $ 196,607     $ 249,514     $ 196,680
Capitalized interest                             1,920         1,882                 2,469          5,415         4,720         5,177         3,050
Interest factor in rent expense                 14,228        15,047                22,700         24,261        25,348        25,072        22,661
                                         ----------------------------        -----------------------------------------------------------------------

FIXED CHARGES                                $ 156,275     $ 160,223             $ 214,948      $ 222,020     $ 226,675     $ 279,763     $ 222,391
                                         ============================        =======================================================================

Ratio of earnings to fixed charges                0.57          1.57                  1.94           1.52          1.91          2.00          1.97
                                         ============================        =======================================================================

 * 53 Weeks